Exhibit 10.35
GCM GROSVENOR INC.
2020 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND RESTRICTED STOCK UNIT AGREEMENT
GCM Grosvenor Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	_______________________
Grant Date:[1]	_______________________
Vesting Start Date:[2]	_______________________
Number of RSUs:	10,000
Type of Shares Issuable:	Class A Common Stock
Vesting Schedule:	Subject to Participant’s continuous service, the RSUs shall vest on the first anniversary of the Vesting Start Date. Notwithstanding the foregoing, (i) upon Participant’s Termination of Service due to death or Disability (as determined in good faith by the Board), the RSUs will become fully vested on the Cessation Date and (ii) in the event the Participant continues in service through the date of a Change of Control, the RSUs will become fully vested upon the date of the Change of Control.

By accepting this Award electronically through the stock plan administrator’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

________________________
1: Note to Draft: For this grant, this will be the date of the approval of the grants by the Board. For future years, this will be the date of the Participant’s initial election to the Board.
2: Note to Draft: This will be the date of the Participant’s initial election to the Board.

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
SECTION 1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement:
a.“Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
b.“Delivery Date” unless otherwise elected pursuant to a valid deferral election made in a deferral election form contemplated by Section 2.7, shall be a date designated by the Company which shall be no later than 15 days following the relevant vesting date.
c.“Participating Company” shall mean the Company or any of its parents, Subsidiaries or Affiliates.
d.“Person” shall mean and includes a natural person and any other person, entity, trust or fiduciary arrangement, partnership, corporation, limited liability company, group or association, whether or not recognized by law as having a separate legal personality.
SECTION 1.2    Incorporation of Terms of Plan. The RSUs and the shares of Class A Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement or the Grant Notice, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS
SECTION 2.1    Award of RSUs
a.In consideration of Participant’s continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company.
SECTION 2.2    Vesting of RSUs.
a.Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.
b.In the event Participant incurs a Termination of Service, except as may be otherwise provided herein, in the Grant Notice, by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire.
c.For purposes of this Agreement, if Participant is employed or providing services outside the United States, the date Participant incurs a Termination of Service shall mean the date Participant is no longer actively providing services to a Participating Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which Participant is employed or providing services or the terms of Participant’s employment or service agreement, if any) and, unless otherwise expressly provided in this Agreement or by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction in which Participant is employed or providing service or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence).
SECTION 2.3.
a.Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) on the Delivery Date applicable to the vested portion of the RSUs. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate U.S. federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by U.S. Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Code Section 409A.
b.All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
c.Notwithstanding the foregoing, if Participant is resident or employed outside of the United Sates, the Company, in its sole discretion, may settle the RSUs in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under Applicable Law; (ii) would require Participant or a Participating Company to obtain the approval of any governmental and/or regulatory body in Participant’s country; (iii) would result in adverse tax consequences for Participant or a Participating Company; or (iv) is administratively burdensome. Alternatively, the Company, in its sole discretion, may settle the RSUs in the form of Shares but require Participant to sell such Shares immediately or within a specified period following Participant’s Termination of Service (in which case, this Agreement shall give the Company to issue sales instructions on Participant’s behalf).
SECTION 2.4    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any U.S. state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency or non-U.S. regulatory agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 2.5.
SECTION 2.5    Tax Obligations. Notwithstanding any other provision of this Agreement:
a.The provisions of Section 10.2 of the Plan are incorporated herein by reference and made a part hereof. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
b.Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
SECTION 2.6    Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. From and after the Grant Date and until the earlier of (a) the time when the Shares are delivered in settlement of the RSUs and (b) the time when Participant’s right to receive Shares in settlement of the RSUs is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, Participant shall be credited with a dollar amount equal to (i) the per Share cash dividend paid by the Company on its Shares on such date, multiplied by (ii) the total number of RSUs subject to the Award that are outstanding on the record date for that dividend (the “Accrued Dividend Right”). Such Accrued Dividend Rights (if any) shall be subject to the same terms and conditions, including payment timing, vesting and the obligation to satisfy any withholding tax obligations, in the same manner and at the same time as the RSUs to which the Accrued Dividend Rights relate; provided, that amounts payable in respect of the Accrued Dividend Rights shall be paid in cash.
SECTION 2.7    Deferral Election.
a.If Participant makes a valid deferral election within the time period specified by the Company in a deferral election form approved by the Company, then Participant may elect to change the Delivery Date of the Shares otherwise distributable under Section 2.3 only in a manner that complies with the requirements of Code Section 409A as well as any Plan rules on deferrals. Any such deferral election form shall be incorporated herein by this reference and considered a part of this Agreement. To the extent a valid deferral election is made by Participant, Participant’s RSUs shall be distributed in Shares (or cash as otherwise provided in this Agreement or the Plan) within thirty (30) days following the date or event elected in such form (which dates or events shall be permissible payment events for purposes of Code Section 409A), but in no event later than the first to occur of:
i.a Change in Control (provided such Change in Control also constitutes a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) and any distribution of shares of Common Stock upon a Change in Control shall occur immediately prior to the Change in Control). If such Change in Control does not constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), the shares of Common Stock (or such consideration as is payable with respect to the RSUs pursuant to such Change in Control), shall be paid to Participant on the occurrence of the next occurring distribution event to occur under this Section 2.7(a)(ii) following the date of such Change in Control;
ii.Participant’s death; or
iii.Participant’s Disability (provided such Disability also constitutes a “disability” (as defined in Treasury Regulation §1.409A-1(a)(5))).
ARTICLE III.
NATURE OF GRANT

SECTION 3.1    In accepting the grant of the RSUs, Participant acknowledges, understands and agrees that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b.the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of an award, or benefits in lieu of an award, even if RSUs have been granted in the past;
c.all decisions with respect to future grants of RSUs or other grants, if any, will be at the sole discretion of the Company;
d.Participant is voluntarily participating in the Plan;
e.the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
f.the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
g.unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate;
h.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
i.no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any); and
j.neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of RSUs or the subsequent sale of any Shares acquired upon settlement.
ARTICLE V.
DATA PRIVACY
As a condition of receipt of the RSUs, Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Article IV by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Affiliates may hold certain personal information about Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in Participant’s country, or elsewhere, and Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of the RSUs, Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or Participant may elect to deposit any Shares. The Data related to Participant will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan, and, in the Administrator’s discretion, Participant may forfeit any outstanding Awards if Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participant may contact his or her local human resources representative.
ARTICLE VI.
OTHER PROVISIONS
SECTION 5.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
SECTION 5.2    RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the

Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.
SECTION 5.3    Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
SECTION 5.4    Cooperation; Repatriation and Compliance Obligations. Participant agrees to cooperate with the Company and the Employer in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement. Further, Participant agrees to repatriate all payments attributable to the RSUs in accordance with local foreign exchange rules and regulations in Participant’s country of residence (and country of employment, if different). In addition, Participant agrees to take any and all actions, and consents to any and all actions taken by the Employer, the Company and its Affiliates as may be required to allow the Employer, the Company and its Affiliates to comply with Applicable Law in Participant’s country of residence (and country of employment, if different). Finally, Participant agrees to take any and all actions that may be required to comply with Participant’s personal legal and tax obligations under local laws, rules and regulations in Participant’s country of residence (and country of employment, if different).
SECTION 5.5    Addendum. Notwithstanding any provisions in this Agreement to the contrary, the RSUs shall be subject to any special terms and conditions set forth in the addendum to this Agreement for Participant’s country of residence (and country of employment or service, if different). Moreover, if Participant relocates to another country, any special terms and conditions for such country will apply to Participant, to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). The addendum constitutes part of this Agreement.
SECTION 5.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Company’s General Counsel and Secretary at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.
SECTION 5.7    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines, in its sole discretion, it is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the RSUs and the Plan. Such requirements may include (but are not limited to) requiring Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
SECTION 5.8    Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Agreement and the Plan. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

SECTION 5.9    Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
SECTION 5.10    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
SECTION 5.11    Governing Law; Venue. The laws of the State of Delaware, USA shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. . For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts of the Northern District of Illinois, USA, and, if there is no jurisdiction in federal court, to the exclusive jurisdiction and venue of the state courts in Cook county, Illinois, USA.
SECTION 5.12    Repayment of Proceeds; Clawback and Offset Policy. The Shares underlying the RSUs and all proceeds related to such Shares are subject to the Company’s clawback and offset policy, as in effect from time to time. In addition, in the event of any Termination of Service for Cause, Participant shall be required, in addition to any other remedy available to the Company (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to Participant therefor, an amount equal to the aggregate proceeds Participant received in respect of the settlement of the RSUs (based on the Fair Market Value of any Shares received as of the relevant settlement dates). In addition, if Participant receives any amount in excess of what Participant should have received under the terms of this Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all RSUs shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Law.
SECTION 5.13    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.
SECTION 5.14    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
SECTION 5.15    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

SECTION 5.16    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
SECTION 5.17    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
SECTION 5.18    Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Addendum attached hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
SECTION 5.19    Code Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.
SECTION 5.20    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
SECTION 5.21    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.
SECTION 5.22    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
SECTION 5.23    Private Offering. If Participant is resident outside the United States, the grant of the RSUs is not intended to be a public offering of securities in Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the RSUs unless otherwise required under local law. No employee of the Company is permitted to advise Participant on whether Participant should acquire Shares under the Plan or provide Participant with any legal, tax or financial advice with respect to the grant of the RSUs. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the RSUs, Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, Participant should carefully review all of the materials related to the RSUs and the Plan, and Participant should consult with Participant’s personal legal, tax and financial advisors for professional advice in relation to Participant’s personal circumstances.
SECTION 5.24    Exchange Control, Foreign Asset/Account and/or Tax Reporting. Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements that may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the receipt of any dividends paid on Shares and the proceeds from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to comply with such regulations and that Participant should speak to his or her personal advisor on this matter.
SECTION 5.25    Insider Trading/Market Abuse. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and the designated broker’s country, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Shares under the Plan during such times that Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and that Participant should speak to his or her personal advisor on this matter.
SECTION 5.26    Waiver. The waiver by the Company with respect to Participant’s (or any other participant’s) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
SECTION 5.27    Consent and Agreement With Respect to Plan. Participant (a) acknowledges that a copy of the Plan and the U.S. prospectus for the Plan has been available to Participant; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts the RSUs subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.
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ADDENDUM TO
THE RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. PARTICIPANTS
In addition to the terms of the Plan, the Grant Notice and the Agreement, the RSUs are subject to the following additional terms, conditions and provisions (this “Addendum”). All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the Plan, the Grant Notice and/or the Agreement. Pursuant to Section 5.5 of the Agreement, if Participant transfers residence and/or employment or service to another country reflected in this Addendum, the special terms, conditions and provision for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms, conditions and provisions is necessary for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer).
HONG KONG
Important Notice. Securities Warning: The contents of the Grant Notice, the Agreement, this Addendum, the Plan, and all other materials pertaining to the RSUs and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. Participant is hereby advised to exercise caution in relation to the offer thereunder. If Participant has any doubts about any of the contents of the aforesaid materials, Participant should obtain independent professional advice. The RSUs and any Shares issued in respect of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to eligible service providers under the Plan. The Grant Notice, the Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs and any documentation related thereto are intended solely for Participant’s personal use and may not be distributed to any other person.
Lapse of Restrictions. If, for any reason, Shares are issued to Participant within six (6) months of the grant date, Participant agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date.
Settlement in Shares. Notwithstanding anything to the contrary in this the Grant Notice, the Agreement, this Addendum or the Plan, the RSUs shall be settled only in Shares (and may not be settled in cash).
JAPAN
No country specific provisions.
SOUTH KOREA
No country specific provisions.
UNITED KINGDOM
Data Privacy. Article V of the Agreement shall be replaced with the following:
The Company, with its principal executive offices at 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611, United States of America, is the controller responsible for the processing of Participant’s personal data by the Company and the third parties noted below.

Section 5.1 Data Collection, Processing and Usage. Pursuant to applicable data protection laws, Participant is hereby notified that the Company collects, processes and uses certain personal information about Participant for the legitimate purpose of implementing, administering and managing the Plan and generally administering Awards, specifically, Participant’s name, home address, email address, date of birth, hire date, rehire date (if applicable), Termination of Service date (if applicable), employee identification number, work country, pay frequency, associated legal entity and management reporting company, any Shares or directorships held in the Company, and details of all Awards, any entitlement to Shares awarded, canceled, exercised, vested, or outstanding in Participant’s favor, which the Company receives from Participant or the Employer (“Personal Data”). In granting the RSUs under the Plan, the Company will collect, process, use, disclose and transfer (collectively, “Processing”) Personal Data for purposes of implementing, administering and managing the Plan. The Company’s legal basis for the Processing of Personal Data is the Company’s legitimate business interests of managing the Plan, administering Awards and complying with its contractual and statutory obligations, as well as the necessity of the Processing for the Company to perform its contractual obligations under this Agreement and the Plan. Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. As such, by accepting the RSUs, Participant voluntarily acknowledges the Processing of Participant’s Personal Data as described herein.
Section 5.2 Stock Plan Administration Service Provider. The Company and the Employer may transfer Personal Data to Morgan Stanley Smith Barney, an independent service provider based, in relevant part, in the United States of America, which may assist the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share Personal Data with another company that serves in a similar manner. The Processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan. When receiving Participant’s Personal Data, if applicable, the Stock Plan Administrator provides appropriate safeguards in accordance with the EU Standard Contractual Clauses or other appropriate cross-border transfer solutions. By participating in the Plan, Participant understands that the Stock Plan Administrator will Process Participant’s Personal Data for the purposes of implementing, administering and managing Participant’s participation in the Plan.
Section 5.3 International Personal Data Transfers. The Plan and the RSUs are administered in the United States of America, which means it will be necessary for Personal Data to be transferred to, and processed in the United States. When transferring Personal Data to the United States, the Company provides appropriate safeguards in accordance with the EU Standard Contractual Clauses or other appropriate cross-border transfer solutions. Participant may request a copy of the appropriate safeguards with the Stock Plan Administrator or the Company by contacting Participant’s local human resources representative.
Section 5.4 Data Retention. The Company will use Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data related to the Plan, the Company will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
Section 5.5 Data Subject Rights. To the extent provided by law, Participant has the right to (i) subject to certain exceptions, request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing of Personal Data, (v) lodge complaints with competent authorities in Participant’s country, and/or (vi) request a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding Participant’s rights or to exercise Participant’s rights, Participant may contact his or her local human resources representative. Participant also has the right to object, on grounds related to a particular situation, to the Processing of Personal Data, as well as opt-out of the Plan, in any case without cost, by contacting Participant’s local human resources representative in writing. Participant’s provision of Personal Data is a contractual requirement. Participant understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to administer the RSUs, or grant other Awards or administer or maintain such Awards. For more information on the consequences of the refusal to provide Personal Data, Participant may contact his or her local human resources representative in writing.
Withholding. This provision supplements Section 2.5 of the Agreement:
Without limitation to Section 2.5 of the Agreement, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant understands that he or she may not be able to indemnify the Company for the amount of any income tax not collected from or paid by Participant within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 2.5 of the Agreement.
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